As  filed  with the Securities and Exchange Commission on June
8, 1998

Registration No. 333-_____

                                  SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549


                                               FORM S-3
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933



        NATIONAL CITY BANCSHARES, INC.                        INDIANA                         35-1632155
           (Exact name of registrant                   (State or other jurisdiction of             (IRS Employer
         as specified in its charter)                incorporation or organization)              Identification Number)

                                            227 MAIN STREET
                                             P.O. BOX 868
                                    EVANSVILLE, INDIANA  47705-0868
                                            (812) 464-9677
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)


                                            ROBERT A. KEIL
                                    NATIONAL CITY BANCSHARES, INC.
                                            227 MAIN STREET
                                             P.O. BOX 868
                                    EVANSVILLE, INDIANA  47705-0868
                                            (812) 464-9677
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                              COPIES TO:
                                        DAVID C. WORRELL, ESQ.
                                            BAKER & DANIELS
                                       300 NORTH MERIDIAN STREET
                                              SUITE 2700
                                     INDIANAPOLIS, INDIANA  46204
                                            (317) 237-0300

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC:
                  AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]
If this form is filed to register additional securities for an offering pursuant to Rule 263(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

                                                     CALCULATION OF REGISTRATION FEE
        TITLE OF SECURITIES         AMOUNT TO BE     PROPOSED MAXIMUM           PROPOSED MAXIMUM     AMOUNT OF
        TO BE REGISTERED            REGISTERED       AGGREGATE PRICE            AGGREGATE            REGISTRATION FEE
                                                     PER UNIT                   OFFERING PRICE
Common Stock, without par value     169,376 (1)(2)   $39.438 (3)                $6,679,850 (2)       $1,971 (2)
(1)           The securities registered hereunder include securities issued pursuant to the terms of the National City Bancshares,
              Inc. Dividend Reinvestment and Stock Purchase Plan which provides for adjustments in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)           In addition to amount indicated, an aggregate of 30,624 shares are being carried forward from an earlier registration statement.  The filing fee associated with such shares that were previously paid with the earlier registration statement were $451.
(3)           Represents the average of the high and low reported prices for the Registrant's common stock on the Nasdaq National
              Market Exchange on June 4, 1998.

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS WHICH ALSO RELATES TO REGISTRATION STATEMENT NO. 33-62183, PREVIOUSLY FILED BY THE REGISTRANT ON AUGUST 28, 1995. THIS NEW REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-62183, AND SUCH POST EFFECTIVE AMENDMENT NO. 1 SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS NEW REGISTRATION STATEMENT AND IN ACCORDANCE WITH
SECTION 8(C) OF THE SECURITIES ACT OF 1933.

PROSPECTUS


                                200,000 SHARES
                  NATIONAL CITY BANCSHARES, INC.
                           COMMON STOCK


                DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


   National  City  Bancshares,   Inc.   (the  "Company")  is  offering  to  its
shareholders and to the employees and directors of the Company and its subsidiaries (the "Employees") the opportunity to purchase shares of the Company's common stock, without par value ("Common Stock"), pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan provides participants with a simple and convenient way of investing in Common Stock without paying any brokerage commission or service charge.

   Participants may purchase shares of Common Stock by:

   -  reinvesting cash dividends paid on Common Stock and

   - making optional investments of at least $100 per investment and no more than $10,000 in any one month.

   Fifth Third Bank (the "Administrator") administers the Plan. The shares of Common Stock issued under the Plan may be purchased either from the Company or in open market or negotiated transactions. Purchases made in open market or negotiated transactions will be made through the Administrator. The Company will notify the Administrator in advance of the source of the shares of Common Stock to be issued under the Plan at least five days prior to the Monthly Investment Date (as hereafter defined).

   The purchase price for shares of Common Stock acquired from the Company will be the averages of the means between the highest and lowest sales prices for a share of Common Stock as reported by the Nasdaq Stock Market for the five (5) preceding trading days. The price of shares purchased in open market or negotiated transactions through the Independent Agent will be the weighted average price at which the shares are actually purchased.

   This Prospectus relates to 200,000 shares of Common stock offered for purchase under the Plan. It should be retained for future reference. The Company's Common Stock is presently listed for trading on the Nasdaq Stock Market's National Market under the symbol "NCBE".

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NON-BANKING AFFILIATE
OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
                        OR ANY OTHER GOVERNMENT AGENCY.


            The date of this Prospectus is ______________ __, 1998.

                               TABLE OF CONTENTS


                                                                          PAGE

AVAILABLE INFORMATION.......................................................3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................3
THE COMPANY.................................................................3
USE OF PROCEEDS.............................................................4
THE PLAN....................................................................4
   Purpose..................................................................4
   Advantages.............................................................. 4
   Participation........................................................... 5
   Administration ..........................................................6
   Cost ....................................................................6
   Purchase of Shares ......................................................6
   Optional Investments ....................................................7
   Safekeeping of Stock Certificates .......................................8
   Reports to Participants .................................................8
   Federal Income Taxes ....................................................9
   Withdrawal .............................................................10
   Other Information ......................................................11
COMMISSION POSITION ON INDEMNIFICATION.....................................12
LEGAL MATTERS..............................................................12
EXPERTS....................................................................12





NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NATIONAL CITY BANCSHARES, INC. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission") which may be inspected and copied at prescribed rates at the Public Reference section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the following regional offices of the Commission: Northeast Regional Office (Suite 1300, 7 World Trade Center, New York, New York 10048); and the Midwest Regional Office, Suite 1400, (Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661). Such materials may also be obtained from the Commission through the Internet at http://www.sec.gov. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the NASD, 1735 K Street, N.W., Washington, D.C. 20006. This Prospectus does not contain all information set forth in the Registration Statement relating to the shares offered hereby, which Registration Statement has been filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act").


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents and information filed by the Company (Commission File No. 0-13585) with the Securities and Exchange Commission are incorporated herein by reference:

   1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by the Form 10-K/A filed March 26, 1998;

   2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

   3. The Company's Current Reports on Form 8-K dated March 11, 1998, April 30, 1998 and May 27, 1998;

   4. The Company's Proxy Statement dated April 22, 1998, relating to the 1998 annual meeting of shareholders; and

   5. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated May 13, 1995, filed pursuant to the Exchange Act, including any amendments or reports made for the purpose of updating such description.

   All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing of such reports and documents.

   The Company undertakes to provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information, including that described above, which has been incorporated by reference into the Registration Statement of which this Prospectus is a part (other than exhibits to such information, unless such exhibits are specifically incorporated by reference into such information). Requests should be directed to: Secretary, National City Bancshares, Inc., 227 Main Street, P.O. Box 868, Evansville, Indiana 47705-0868, telephone number
(812) 464-9800.


                                  THE COMPANY

   National City Bancshares, Inc. is a bank holding company headquartered in Evansville, Indiana. As of March 31, 1998, the Company owned 13 financial institutions which conduct their business from a total of 44 banking offices, serving 33 communities in Indiana, Kentucky and Illinois. The Company also has wholly-owned subsidiaries which conduct leasing and financial services businesses. As of March 31, 1998, the Company had total consolidated assets of $1.5 billion and total deposits of $1.2 billion.

   Through its subsidiaries, the Company provides a comprehensive range of consumer and commercial banking services to individuals and businesses located throughout the tri-state area of Indiana, Kentucky and Illinois surrounding Evansville, Indiana. Services offered include taking demand and time deposits, lending on a secured and unsecured basis, providing cash management services, issuing letters of credit, providing personal and corporate trust services and originating leases to businesses.

   The Company's principal executive office is located at 227 Main Street, Evansville, Indiana 47708-1406, and its telephone number is (812) 464-9677.


                                USE OF PROCEEDS

   No determination has been made as to the specific uses of the net proceeds from the purchase of shares of Common Stock from the Company pursuant to the Plan, in part because the Company has no precise method of estimating the number of shares that will be sold over the duration of the Plan, the timing of the sales of shares, or the prices at which the shares will be sold. The Company will add such proceeds, if any, to its general funds to be used for the Company's general corporate purposes. The Company will not receive any proceeds from the sale of shares of Common Stock that have been acquired for the Plan in open market or negotiated transactions.


                                   THE PLAN

   The following questions and answers constitute the full provisions of the Dividend Reinvestment and Stock Purchase Plan of National City Bancshares, Inc., adopted by the Board of Directors of the Company on November 21, 1989, and last amended on May 20, 1998.

PURPOSE

1. WHAT IS THE PURPOSE OF THE PLAN?

   The purpose of the Plan is to provide record holders of the Company's Common Stock and Employees with a simple and convenient method of investing cash dividends and optional cash investments in additional shares of Common Stock without payment of any brokerage commission or service charge.

ADVANTAGES

2. WHAT ARE THE ADVANTAGES OF THE PLAN?

   (a)Participants do not pay any brokerage commission or service charge in connection with purchases under the Plan.

   (b)Cash dividends on all or a portion of a participant's Common Stock may be automatically reinvested in additional shares of Common Stock.

   (c)Additional shares of Common Stock may be purchased by making optional investments of not less than $100 per investment and up to $10,000 per month.

   (d) Reinvested cash dividends and optional investments will be fully invested because the Plan provides for fractional shares (of not less than three decimal places) to be credited to a participant's account. Additionally, dividends on such fractional shares, as well as whole shares held under the Plan, can be reinvested and credited to the participant's Plan account.

   (e)The shares of Common Stock purchased on behalf of a participant under the Plan will be held in safekeeping by the Administrator until termination of participation in the Plan, or until the participant requests that a certificate be issued. Certificates for participating shares of Common Stock may also be surrendered to the Administrator for safekeeping in the Plan.

   (f)Statements  of  account  will  be  provided  to  participants   for  each
      investment.

PARTICIPATION

3. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

   All holders of record of Common Stock ("Registered Owners") and all employees and directors of the Company and its subsidiaries ("Employees") may participate in the Plan.

4. MAY A SHAREHOLDER WHOSE STOCK IS REGISTERED IN THE NAME OF A BROKER PARTICIPATE IN THE PLAN?

   Registered Owners are eligible to participate in the Plan with respect to some or all of their shares. However, any person who beneficially owns shares which are registered in the name of a broker or nominee should first have those shares transferred to his or her own name in order to have dividends on the shares reinvested. This is a simple procedure which a broker or nominee can handle upon request.

   The opportunity of a holder of Common Stock to participate in the Plan is not transferrable apart from a transfer of his or her Common Stock to another person.

5. HOW DOES AN ELIGIBLE PERSON PARTICIPATE IN THE PLAN?

   Registered Owners who wish to enroll in the Plan must submit a properly completed Enrollment Card to the Administrator. Enrollment Cards may be obtained from Fifth Third Bank, Corporate Trust Services, Mail Drop 1090F5-4129, 38 Fountain Square Plaza, Cincinnati, Ohio 45263 or by phone:
1-800-837-2755 or 1-513-579-5320. Employees who wish to participate in the Plan should contact human resources personnel to obtain an Employee Enrollment Card.

6. WHAT ALTERNATIVES ARE AVAILABLE TO PARTICIPANTS IN THE PLAN?

   The following investment options are available to participants and are designated on the Enrollment Card.

   (a) "Full Dividend Reinvestment"
      This option permits a participant to direct the reinvestment of the cash dividends on all shares of the Common Stock registered in his or her name, including all whole and fractional Plan shares. This option also permits a participant to make optional investments and to direct the application of such optional investments toward the purchase of additional shares of Common Stock in accordance with the Plan.

   (b)"Partial Dividend Reinvestment"
      This option permits a participant to direct the reinvestment of the cash dividends on a portion of the shares of Common Stock registered in his or her name. Such number of shares can be any number, up to and including the number of shares currently owned of record. This option also permits a participant to make optional investments and to direct the application of such optional investments toward the purchase of additional shares of Common Stock in accordance with the Plan.

   (c)"Optional Investments Only"
      This option allows a participant to make optional investments and to direct the application of such optional investments towards the purchase of additional shares of Common Stock in accordance with the Plan. If this option is selected, the participant will continue to receive cash dividends on all certificated shares of Common Stock. This option should only be elected if the participant does not elect either Full Dividend Reinvestment or Partial Dividend Reinvestment.

   In each case, dividends will be reinvested on all participating shares and on all Plan shares held in a participant's Plan account, including dividends on shares of Common Stock purchased with optional investments, until a participant specifies otherwise, withdraws from the Plan, or until the Plan is terminated. In order to receive cash dividends on Plan shares rather than reinvest such dividends, those shares must be withdrawn from the Plan by written notification which must be received by the Administrator at least five days prior to a scheduled dividend record date.

7.  WHEN MAY AN ELIGIBLE PERSON ENROLL IN THE PLAN?

   Registered Owners and Employees may enroll in the Plan at any time. If a properly completed Enrollment Card is received at least five (5) days prior to the record date for a dividend payment, then reinvestment will begin with that dividend. Participants will remain enrolled in the Plan until their participation is discontinued at their written request or is terminated by the Company.

ADMINISTRATION

8. WHO ADMINISTERS THE PLAN?

   The Fifth Third Bank is the Administrator of the Plan. The Company has the authority to adopt and amend rules and regulations to facilitate the administration of the Plan. The Administrator is responsible for the clerical and ministerial administration of the Plan, including receiving initial and optional cash investments of participants, purchasing shares of Common Stock in the open market or negotiated transactions, issuing statements to participants of their Plan account activities and performing certain other administrative duties related to the Plan as described herein. The Administrator is responsible for purchasing shares of Common Stock in open market or negotiated transactions for participants' Plan accounts and the selection of the broker or dealer (if other than the Administrator) through which such purchases are made. The Company has no control over the time or prices at which the Administrator effects such transactions.

COST

9. WHAT DOES IT COST TO PARTICIPATE?

   As of the date of this Prospectus, no brokerage commissions or fees are charged to participants on purchases of Common Stock made through the Plan, and no service charges are assessed against participants. All costs of administering the Plan are being paid by the Company. The Company has no current intention of assessing charges to participants, however, the costs of administering the Plan may be passed on to the participants in the form of service charges upon not less than 30 days' prior notice to participants.

PURCHASE OF SHARES

10. WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

   Shares purchased under the Plan will either be purchased directly from the Company or through the Independent Agent in open market or negotiated transactions. The Company determines the source or sources of shares used to fulfill Plan requirements and, subject to certain regulatory restrictions on the frequency with which it can change its determination, may change such determination from time to time without notice to Plan participants. The Company shall notify the Administrator in writing as to the source or sources of shares at least five (5) days prior to the Monthly Investment Date (as defined in Question 12).

11. WHAT IS THE PRICE OF SHARES PURCHASED THROUGH THE PLAN?

   The price of shares purchased from the Company with reinvested cash dividends or optional investments will be the average of the means between the highest and lowest sales prices for a share of Common Stock (as reported by the Nasdaq Stock Market) for the five (5) trading days immediately preceding the applicable investment date. The price of shares purchased in open market or negotiated transactions will be the weighted average price at which the shares are actually purchased for the applicable investment date.

   Because the prices at which shares are purchased under the Plan are determined as of specified dates or as of dates otherwise beyond the control of participants, participants may lose any advantage otherwise available from being able to select the timing of their investment.

12. WHEN ARE PURCHASES MADE?

   Shares purchased directly from the Company in months in which a dividend is not paid will be purchased on the seventh day of each month or the first business day thereafter (the "Monthly Investment Date"). Shares purchased from the Company in a month when a dividend is paid, will be purchased on the dividend payment date. Shares purchased in open market or negotiated transactions will be purchased as soon as practicable (but in no event more than 30 calendar days) after the applicable Monthly Investment Date. Shares purchased in open market or negotiated transactions in a month when a dividend is paid will be purchased as soon as practicable (but in no event more than 30 calendar days) after the applicable dividend payment date. In either case, the shares purchased are subject to any waiting periods required under applicable securities laws or stock exchange regulations. For purposes of making purchases for participants' accounts, a participant's funds may be commingled with those of other participants in the Plan.

13. HOW MANY SHARES ARE PURCHASED FOR EACH PARTICIPANT?

   A participant's Plan account will be credited with that number of shares, including fractional shares equal to the amount of dividends paid on shares allocated to a participant's Plan account plus the total amount invested through optional investments, if any, divided by the applicable purchase price or prices per share.

OPTIONAL INVESTMENTS

14. CAN ADDITIONAL SHARES BE PURCHASED?

   Yes.  Additional shares may be purchased with optional investments.

15. WHEN CAN OPTIONAL INVESTMENTS BE MADE?

   Optional investments can be made at any time, and funds received at least three (3) business days prior to a Monthly Investment Date (the "Monthly Cut-off Date") will be invested on the next Monthly Investment Date as provided herein. For optional investments made in a month when a dividend is paid, the investment date will be the same as the dividend payment date.

   Optional investments received after the Monthly Cut-Off Date will not be returned but will be held for investment on the next Monthly Investment Date. No interest will be paid on funds received as optional investment pending investment so participants should time their investments so that they are received by the Administrator shortly before the Monthly Cut-off Date.

16. WHAT LIMITATIONS APPLY TO OPTIONAL INVESTMENTS?

   Plan participants may invest through optional investments a minimum of $100 per investment and a maximum of $10,000 per month. Optional investments of less than $100 or more than $10,000 will be returned to the participant without interest.

   The Company has no arrangements or understandings, formal or informal, with any person relating to the distribution of shares to be received pursuant to the Plan. Broker-dealers, financial intermediaries and other persons who acquire shares of Common Stock through the Plan and resell them shortly after acquiring them may be considered to be underwriters within the meaning of the Securities Act.

17.  HOW  CAN  A  PARTICIPANT MAKE OPTIONAL INVESTMENTS TO PURCHASE  ADDITIONAL
SHARES?

   A participant may initially make an optional investment by enclosing with an Enrollment Card a check or money order made payable to National City
Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan. NO CASH INVESTMENTS WILL BE ACCEPTED. Thereafter, the participant may make optional investments by sending a check or money order along with the detachable portion of the account statement. A participant does not have to send the same amount of money each month, nor is there an obligation to make an optional investment at any time.

   Participants may also make optional investments by monthly electronic funds transfer. A participant may instruct the Administrator to arrange for automatic deductions once a month from a participant's designated account at a qualified institution by requesting an Automatic Debit Authorization Form from the Administrator. Automatic debits must be at least $100 per investment and cannot exceed $10,000 per month. The participant's designated account will be debited no sooner than the third business day prior to the Monthly Investment Date. Automatic Debit Authorization forms to initiate automatic debits received after the first day of the month will be processed the following month.

SAFEKEEPING OF STOCK CERTIFICATES

18. WHAT HAPPENS TO STOCK CERTIFICATES UNDER THE PLAN?

   Stock certificates for shares purchased through the Plan will not be issued unless specifically requested, relieving participants of the responsibility of certificate safekeeping. Certificates for full shares will be issued upon written request directed to the Administrator.

REPORTS TO PARTICIPANTS

19. HOW WILL PARTICIPANTS BE INFORMED ABOUT THEIR ACCOUNTS?

   Each participant will receive a quarterly statement of his or her Plan account as soon as practicable after each dividend payment date. The statement will show, among other things:

   (a)Total shares of Common Stock, including fractional shares, credited to the participant's Plan account;

   (b)The price per share of each transaction; and

   (c)Appropriate data for Federal income tax reporting.

   For months occurring between quarterly dividend payments, each participant who has made an optional investment will receive a notice showing, among other things:

   (a) The amount of the investment received;

   (b)The total shares of Common Stock, including fractional shares, credited to the participant's Plan account;

   (c)The price per share of each transaction; and

   (d)Appropriate data for Federal income tax reporting.

FEDERAL INCOME TAXES

20. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

   Participants should understand that the automatic reinvestment of dividends under the Plan does not relieve a participant of income tax liability for such dividends. Participants in the Plan will be considered to have received a dividend for federal income tax purposes equal to the fair market value of the shares purchased with the reinvested dividends. Such fair market value will become the participant's basis in the shares purchased under the Plan. The participant's holding period of such shares will begin on the day following the dividend investment date. Participants in the Plan who elect to invest in additional shares by making optional investments will be treated for federal income tax purposes as having received a dividend equal to the excess, if any, of the fair market value of the shares purchased over the optional investment made. The participant's tax basis in the shares purchased with an optional investment will be equal to the fair market value of the shares acquired. The participant's holding period of such shares will begin on the day following the date on which the shares are purchased.

   If shares are purchased in open market or negotiated transactions (whether purchased with reinvested cash dividends or optional investments), the Internal Revenue Service has ruled that a participant will be treated as having received an additional dividend equal to the participant's share of the brokerage commission, if any, paid by the Company in connection with the purchase of such shares. The tax basis of shares purchased in open market or negotiated transactions will include the brokerage commissions, if any, paid by the Company in connection with the purchase of such shares.

   A participant will not recognize any taxable income when certificates are issued for shares credited to the participant's account, either upon the participant's request for certificates or upon withdrawal from or termination of the Plan.

   A participant will recognize gain or loss when whole shares, fractional shares or stock rights (see Question 26) are sold or exchanged on behalf of the participant or when the participant sells his or her shares after withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares or stock rights and the participant's tax basis.

   If the participant is not subject to "backup" withholding of federal income tax, the full amount of dividends received will be used to purchase shares under the Plan. However, if the participant is subject to "backup" withholding, the amount of federal income tax withheld will reduce the amount available to purchase shares. A participant is subject to "backup" withholding if the participant fails to furnish his or her Social Security number to the Company, if the Internal Revenue Service notifies the Company that an incorrect number was furnished, if the participant is notified that he or she is subject to "backup" withholding under Section 3406(a)(1)(C) of the Internal Revenue Code or if the participant fails to certify to the Company his or her Social Security number and that he or she is not subject to "backup" withholding. Each participant will be required to furnish a Form W-9 to the Company which contains the required certifications in order to have dividends on shares enrolled in the Plan reinvested without withholding.

   In the case of foreign shareholders, taxable income under the Plan is subject to federal income tax withholding. Reinvestments will be made under the Plan net of the amount of tax required to be withheld. Regular statements of account confirming purchases made for foreign participants will indicate the amount of tax withheld.

   All participants are urged to consult their own tax advisors to determine the particular tax consequences which may result from their participation in the Plan and the subsequent disposal of shares purchased through the Plan.

WITHDRAWAL

21. HOW DOES A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

   A participant may terminate participation in the Plan at any time by sending written notice to Fifth Third Bank, Corporate Trust Services, Mail Drop 1090F5-4129, 38 Fountain Square Plaza, Cincinnati, Ohio 45263. A terminating participant may request that a certificate for all full shares held in the Plan be remitted along with a check for any fractional shares. The rate at which fractional shares will be paid will be based upon the previous day's closing sales price for a share of Common Stock (as reported by the Nasdaq Stock Market).

   Alternatively, a terminating participant may request that all full and fractional shares held in the account be liquidated and a check for the proceeds (less any applicable fees and commissions) be forwarded to the participant. Sales will be effected on the open market and applicable fees and commissions will be comparable to or less than rates then prevailing in the brokerage industry for similar transactions.

   Requests for termination must be received by the Administrator at least five business days prior to a record date in order to be effective for that dividend reinvestment period. Requests received after the fifth business day preceding a record date will be processed after shares for that period have been posted to the participant's account.

   A participant may elect to cease reinvestment on certificated shares by requesting that his or her participation status be changed to "Optional Investments Only". In such case, a participant will receive cash dividends on certificated shares.

22. HOW DOES A PARTICIPANT WITHDRAW  A  PORTION  OF  HIS OR HER SHARES FROM THE
PLAN?

   A participant may request that a certificate for some portion of his or her shares in the Plan be remitted to the participant. A partial withdrawal does not constitute a change in a participant's status and the account will continue as previously enrolled.

   A participant may request that the Administrator sell a portion of his or her shares in the Plan. Such sales will take place on the open market and a check (less applicable commissions and fees) will be remitted to the participant. Applicable fees and commissions will be comparable to or less than rates then prevailing in the brokerage industry for similar transactions. Such a sale will not constitute a change in a participant's status and the account will continue to reinvest as previously enrolled.

   Requests for partial withdrawal must be received by the Administrator at least five business days prior to a record date in order to be effective for that dividend reinvestment period.

23. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES OF COMMON STOCK REGISTERED IN THE PARTICIPANT'S NAME?

   If a participant should sell or transfer all shares of Common Stock registered in the participant's name, dividends on the shares credited to the participant's account under the Plan will continue to be reinvested until final account disposition instructions are received from the participant. However, if at such time there is less than one full share in a the participant's account, the Administrator may close the account and pay to the participant, at the latest known address of the participant, a cash settlement (determined as described above in Question 21) in lieu of the fractional share.

OTHER INFORMATION

24. HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?

   For each meeting of shareholders, a participant will receive proxy materials that will enable the participant to vote both those shares which are registered in the participant's name and those shares which are credited to the participant's Plan account.

   Participants may vote their shares, including all shares held in their Plan accounts, in person at any shareholders' meeting.

   In no event will the Administrator exercise its own discretion in voting any shares held on behalf of the Plan participants.

25. WHAT ARE THE RESPONSIBILITIES OF THE COMPANY AND THE ADMINISTRATOR UNDER THE PLAN?

   The  Administrator  does not have any responsibility  with  respect  to  the preparation and content of this Prospectus. Neither the Company nor the Administrator in administering the Plan as described herein, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability arising out of failure to terminate a participant's Plan participation upon such participant's death prior to receipt of legally sufficient instructions with respect thereof.

   PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE COMPANY, THE ADMINISTRATOR NOR THE INDEPENDENT AGENT CAN ASSURE PARTICIPANTS OF PROFITS, OR PROTECT PARTICIPANTS AGAINST LOSSES, ON SHARES PURCHASED AND/OR HELD UNDER THE PLAN.

26. IF THE COMPANY ISSUES RIGHTS TO PURCHASE SECURITIES TO THE HOLDERS OF COMMON STOCK, HOW WILL THE RIGHTS ON PLAN SHARES BE HANDLED?

   In the event the Company makes available to the holders of Common Stock rights to purchase additional shares of Common Stock or any other securities (and such rights may be transferred separately from the Common Stock), such rights accruing to shares of Common Stock held by the Administrator for participants will be sold and the proceeds will be invested on the next dividend reinvestment date in additional shares of Common Stock for the accounts of the participants. Any participant who wishes to be in a position to exercise any such rights which the Company may make available in the future to holders of its Common Stock with respect to shares purchased through the Plan should request Certificates for full shares purchased for their account through the Plan.

27. WHAT HAPPENS IF THE COMPANY ISSUES A STOCK  DIVIDEND  OR  DECLARES  A STOCK
SPLIT?

   Any shares representing stock dividends or stock splits distributed by the Company will be credited to the participant's Plan account. Participants who select the "Optional Investments Only" feature in the Plan will receive their stock certificates through the mail in the same manner as other shares not held in the Plan.

28. MAY THE PLAN BE CHANGED OR DISCONTINUED?

   The Company reserves the right to suspend, modify or terminate the Plan at any time and to interpret and regulate the Plan as it deems necessary or desirable in connection with the operation of the Plan. All participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan by the Company, a certificate will be issued to each participant for the number of full shares in such participant's account. Any fractional share in such participant's account will be converted to cash (determined as described above in Question 21) and remitted to the participant.

   The Administrator reserves the right to resign at any time upon reasonable notice to the Company in writing. The Company may at any time elect to replace the Administrator with a successor administrator, upon reasonable notice to both parties.

29. WHERE SHOULD CORRESPONDENCE REGARDING THE PLAN BE DIRECTED?

   All correspondence concerning the Plan should be addressed to:

      Fifth Third Bank
      Administrator, National City Bancshares, Inc.
      Dividend Reinvestment and Stock Purchase Plan
      Corporate Trust Services
      Mail Drop 1090F5-4129
      38 Fountain Square Plaza
      Cincinnati, Ohio 45263


                    COMMISSION POSITION ON INDEMNIFICATION

   The Articles of Incorporation of the Company provide for indemnification of directors, officers and employees of the Registrant against any and all liability and reasonable expense that may be incurred by them, arising out of any claim or action, civil, criminal, administrative or investigative, in which they may become involved by reason of being or having been a director, officer or employee. To be entitled to indemnification, those persons must have been wholly successful in the claim or action or the Board of Directors must have determined that such persons acted in good faith in what they reasonably believed to be the best interests of the Company (or at least not opposed to its best interests) and, in addition, in any criminal action, had reasonable cause to believe their conduct was lawful (or had no reasonable cause to believe that their conduct was unlawful).

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                 LEGAL MATTERS

   The legality of the shares of Common Stock being issued pursuant to the Plan is being passed upon by Baker & Daniels, Indianapolis, Indiana.

                                    EXPERTS

   The consolidated financial statements of the Company for the year ended December 31, 1997, incorporated by reference in the Company's Annual Report on Form 10-K, have been audited by McGladrey & Pullen, LLP, independent auditors, as set forth in their reports included therein and incorporated herein by reference. The financial statements referred to above are incorporated herein by reference in reliance upon such reports and upon the authority of such firm as experts in auditing and accounting.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The estimated expenses in connection with the issuance and distribution of the securities being registered, are:

Registration Fee                 $1,892
Legal Fees and Expenses           7,500
Printing Expenses                 8,000
Miscellaneous Expenses            1,118
  Total                         $18,510

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Indiana Business Corporation Law provides that a corporation, unless limited by its Articles of Incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding to which the director or officer was a party because of serving as a director or officer of the corporation.

   As permitted by the Indiana Business Corporation Law, the Company's Articles of Incorporation provide for indemnification of directors, officers and employees of the Company against any and all liability and reasonable expense that may be incurred by them, arising out of any claim or action, civil, criminal, administrative or investigative, in which they may become involved by reason of being or having been a director, officer or employee. To be entitled to indemnification, those persons must have been wholly successful in the claim or action or the Board of Directors must have determined that such persons acted in good faith in what they reasonably believed to be the best interests of the Company (or at least not opposed to its best interests) and, in addition, in any criminal action, had reasonable cause to believe their conduct was lawful (or had no reasonable cause to believe that their conduct was unlawful).

   In addition, the Company has a directors' and officers' liability and company reimbursement policy that insures against certain liabilities,
including  liabilities  under  the  Securities   Act,   subject  to  applicable
retentions.

ITEM 16. EXHIBITS

   The list of exhibits is incorporated by reference to the Index to Exhibits on page E-1.

ITEM 17. UNDERTAKINGS

   a) The undersigned registrant hereby undertakes:

      (1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2)that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on June 5, 1998.

                                     NATIONAL CITY BANCSHARES, INC.


                                     By:       /S/ MICHAEL F. ELLIOTT
                                         Michael  F.  Elliott,  Chairman of
                                         the Board and Chief Executive Officer


                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Michael F. Elliott and Robert A. Keil and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

  SIGNATURE                   TITLE                               DATE
  /S/ MICHAEL F. ELLIOTT      Chairman of the Board, Chief        June 5, 1998
    Michael F. Elliott        Executive Officer and Director
                              (Principal Executive Officer)
    /S/ ROBERT A. KEIL        President, Chief Financial Officer  June 5, 1998
      Robert A. Keil          and Director (Principal Financial
                              Officer)
 /S/ STEPHEN C. BYELICK, JR.  Secretary and Treasurer (Principal  June 5, 1998
  Stephen C. Byelick, Jr.     Accounting Officer)
   /S/ JANICE L. BEESLEY      Director                            June 5, 1998
     Janice L. Beesley
    /S/ SUSANNE R. EMGE       Director                            June 5, 1998
      Susanne R. Emge
   /S/ DONALD G. HARRIS       Director                            June 5, 1998
     Donald G. Harris
                              Director                            June __, 1998
     Dr. H. Ray Hoops
    /S/ JOHN D. LIPPERT       Director                            June 5, 1998
      John D. Lippert
  /S/ RONALD G. REHERMAN      Director                            June 5, 1998
    Ronald G. Reherman
                              Director                            June __, 1998
   Laurence R. Steenberg
  /S/ RICHARD F. WELP         Director                            June 5, 1998
      Richard F. Welp

                               INDEX TO EXHIBITS

         EXHIBIT NO.          DESCRIPTION
              5               Opinion of Baker & Daniels as to the validity of the shares of Common Stock offered hereby
            23(a)             Consent of McGladrey & Pullen, LLP
            23(b)             Consent of Baker & Daniels (included in Exhibit 5 above)
             24               Powers of Attorney (included on signature pages of this Registration
                              Statement)